SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 4, 2009


                               BWI Holdings, Inc.
               (Exact Name of Registrant as Specified in Charter)

          Nevada                       333-145471                   N/A
(State or Other Jurisdiction          (Commission               IRS Employer
      of Incorporation)               File Number)           Identification No.)

3915 - 61st Ave. S.E., Calgary, Alberta Canada                    T2C 1V5
  (Address of Principal Executive Offices)                       (Zip Code)

       Registrant's Telephone number, including area code: (403) 255-2900

          (Former Name or Former Address, if Changed Since Last Report)

[ ] Written communications  pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 2.06 MATERIAL IMPAIRMENTS.

     On March 4, 2009, the Issuer's wholly owned subsidiary, Budget Waste, Inc., an Alberta company, filed in the Court of Queen's Bench of Alberta, Judicial District of Calgary, in the matter of the Companies' Creditors Arrangement Act, R.S.C. 1985, c. C-36, as amended (the "CCAA").

     The Court ordered that Budget Waste, Inc. shall have exclusive authority to prepare and file, and is authorized and permitted to file, with the Court and submit to creditors one or more plans of compromise or arrangement under the CCAA. The Court ordered that until, and including April 3, 2009, no suit, complaint, action, grievance, arbitration, application, proceeding, enforcement process, right or remedy shall be commenced, proceeded with or continued by any person, firm, corporation, government, administrative or regulatory body or other entity or organization (including, without limitation, any former, existing or future or related shareholders), creditors (whether related, affiliated or otherwise), customers, suppliers, employees, pensioners, unions, regulators, contracting parties, lessors, licensors, co-venturers or partners of any of the Debtor against or in respect of Budget Waste, Inc. Any proceedings already commenced against or in respect of Budget Waste, Inc. or any of its properties are hereby stayed and suspended until leave of the Court is granted.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2009                        BWI Holdings, Inc.


                                            By: /s/ Jim Can
                                               ---------------------------------
                                               Jim Can
                                               Chief Executive Officer